Exhibit 99.1

CASH DIVIDEND DECLARED BY ATLANTIC AMERICAN CORPORATION

ATLANTA, Georgia, March 4, 2016—Atlantic American Corporation (NASDAQ—AAME) today announced that its board of directors has declared its regular annual dividend of $0.02 per share that will be payable on or about April 22, 2016, to shareholders of record as of April 11, 2016.  Results for the year ended December 31, 2015 will be released prior thereto and are expected no later than March 30, 2016.

Commenting on the dividend, Chairman, President and Chief Executive Officer, Hilton H. Howell, Jr., stated, “Our 2015 final quarter production statistics indicate that 2016 should be off to a great start.  As we continue to focus on diversifying our product mix and distribution channels, we believe that our shareholders should continue to benefit from our initiatives as well.  In recognition thereof, our Board of Directors has again reaffirmed our annual dividend.”

Atlantic American is an insurance holding company involved through its subsidiary companies in specialty markets of the life, health, and property and casualty insurance industries.  Its principal subsidiaries consist of American Southern Insurance Company, American Safety Insurance Company, Bankers Fidelity Life Insurance Company and Bankers Fidelity Assurance Company.

Note regarding Private Securities Litigation Reform Act: Except for historical information contained herein, this press release contains forward-looking statements that involve a number of risks and uncertainties.  Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors and risks detailed from time to time in statements and reports that Atlantic American Corporation files with the Securities and Exchange Commission.

For further information contact:
John G. Sample, Jr.
Senior Vice President and Chief Financial Officer
Atlantic American Corporation
404-266-5501